EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of SangStat Medical Corporation on Form S-3 of our report dated February 15, 2000 (March 30, 2000 as to Note 16) appearing in the Annual Report on Form 10-K of SangStat Medical Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the prospectus, which is a part of this registration statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 22, 2000